Exhibit 99.1

TTEC Announces Third Quarter 2022

Financial Results

Third Quarter 2022

Revenue was $592.5 Million

Operating Income was $35.6 Million or 6.0 Percent of Revenue

($50.2 Million or 8.5 Percent of Revenue Non-GAAP)

Net Income was $25.0 Million or 4.2 Percent of Revenue

($35.0 Million or 5.9 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $72.2 Million or 12.2 Percent of Revenue

Fully Diluted EPS was $0.53 ($0.74 Non-GAAP)

Signs Bookings of $200 Million

Reiterates Outlook for Full Year 2022

DENVER, November 9, 2022 – TTEC Holdings, Inc. (NASDAQ:TTEC), one of the largest, global CX (customer experience) technology and services innovators for end-to-end digital CX solutions, announced today financial results for the third quarter, ended September 30, 2022.

“I’m pleased with our solid execution and results for the third quarter. We continued to accelerate our diversification strategy by expanding into new nearshore and offshore delivery locations, growing with new and embedded base clients across strategic verticals, innovating in our comprehensive portfolio of digital CX solutions, and deepening collaboration with our best-in-class CX technology partners,” commented Ken Tuchman, chairman and chief executive officer of TTEC.

Tuchman continued, “We also continue to strengthen our executive leadership team. We welcome digital industry leader, Dave Seybold, as CEO of TTEC Digital. In addition, Shelly Swanback, CEO of TTEC Engage, will assume expanded responsibilities as President of TTEC. With these two proven executives at my side, among many others, I am energized about the caliber of our leadership, our differentiated approach to CX, and our vision for the future.”

THIRD QUARTER 2022 FINANCIAL HIGHLIGHTS

Revenue

●	Third quarter 2022 GAAP revenue increased 4.5 percent to $592.5 million compared to $566.7 million in the prior year period.

●	Foreign exchange had a $14.1 million negative impact on revenue in the third quarter 2022.

Income from Operations

●	Third quarter 2022 GAAP income from operations was $35.6 million, or 6.0 percent of revenue, compared to $26.0 million, or 4.6 percent of revenue in the prior year period.

●	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $50.2 million or 8.5 percent of revenue versus $59.4 million or 10.5 percent for the prior year period.

●	Foreign exchange had a $3.9 million positive impact on Non-GAAP income from operations in the third quarter 2022.

Investor Relations Contact	Address	Communications Contact
Paul Miller	9197 South Peoria Street	Tim Blair
paul.miller@ttec.com	Englewood, CO 80112	tim.blair@ttec.com
+1.303.397.8641		+1.303.397.9267

Adjusted EBITDA

●	Third quarter 2022 Adjusted EBITDA was $72.2 million, or 12.2 percent of revenue, compared to $78.7 million, or 13.9 percent of revenue in the prior year period.

Earnings Per Share

●	Third quarter 2022 GAAP fully diluted earnings per share was $0.53 compared to $0.38 for the same period last year.

●	Non-GAAP fully diluted earnings per share was $0.74 compared to $1.01 in the prior year period.

Bookings

●	During the third quarter 2022, TTEC signed an estimated $200 million in annualized contract value compared to $171 million in the prior year period. Third quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

●	Cash flow from operations in the third quarter 2022 was $27.5 million compared to $42.2 million for the third quarter 2021.

●	Capital expenditures in the third quarter 2022 were $28.8 million compared to $17.2 million for the third quarter 2021.

●	As of September 30, 2022, TTEC had cash and cash equivalents of $172.3 million and debt of $959.2 million, resulting in a net debt position of $787 million. This compares to a net debt position of $662.9 million for the same period 2021. The increase in net debt is primarily attributable to the Faneuil public sector asset acquisition in April 2022 and capital distributions made in the second and fourth quarter of 2022.

●	As of September 30, 2022, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $370 million compared to $390 million for the same period 2021.

●	TTEC paid a $0.52 per share, or $24.6 million, semi-annual dividend on October 26, 2022, to shareholders of record on October 11, 2022. This dividend represents a 10.6 percent increase over the October 2021 dividend and 4.0 percent over the April 2022 dividend.

Investor Relations Contact	Address	Communications Contact
Paul Miller	9197 South Peoria Street	Tim Blair
paul.miller@ttec.com	Englewood, CO 80112	tim.blair@ttec.com
+1.303.397.8641		+1.303.397.9267

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for two business segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

●	Third quarter 2022 GAAP revenue for TTEC Digital decreased 5.0 percent to $117.9 million from $124.1 million for the year ago period. Income from operations was $8.1 million or 6.8 percent of revenue compared to operating income of $8.7 million or 7.0 percent of revenue for the prior year period.

●	Non-GAAP income from operations was $15.9 million, or 13.5 percent of revenue compared to non-GAAP operating income of $15.6 million or 12.5 percent of revenue in the prior year period.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

●	Third quarter 2022 GAAP revenue for TTEC Engage increased 7.2 percent to $474.5 million from $442.6 million for the year ago period. Income from operations was $27.5 million or 5.8 percent of revenue compared to operating income of $17.4 million or 3.9 percent of revenue for the prior year period.

●	Non-GAAP income from operations was $34.3 million, or 7.2 percent of revenue compared to non-GAAP operating income of $43.8 million or 9.9 percent of revenue in the prior year period.

●	Foreign exchange had a $13.2 million negative impact on revenue and $3.5 million positive impact on non-GAAP income from operations.

BUSINESS OUTLOOK

“We are pleased with our execution and financial performance in the third quarter as we continue to navigate the dynamic macroeconomic environment alongside our clients,” commented Dustin Semach, chief financial officer of TTEC.

Semach continued, “Our outlook remains unchanged from last quarter and continues to account for the uncertainties surrounding the global economy. Ahead of 2023, we continue to optimize our cost structure while enhancing our offerings and delivery footprint to meet our client’s quickly evolving needs, positioning us well to capitalize on the current market opportunities. We remain committed to maximizing shareholder value through continuous technology innovation, operational excellence, and long-term profitable growth.”

Investor Relations Contact	Address	Communications Contact
Paul Miller	9197 South Peoria Street	Tim Blair
paul.miller@ttec.com	Englewood, CO 80112	tim.blair@ttec.com
+1.303.397.8641		+1.303.397.9267

TTEC Full Year 2022 Outlook
	Fourth Quarter 2022	Fourth Quarter 2022		Full Year 2022	Full Year 2022
	Guidance	Mid-Point		Guidance	Mid-Point
Revenue	$620M — $638M	$629	M	$2,405M — $2,423M	$2,414	M
Non-GAAP adjusted EBITDA	$73M — $83M	$78	M	$315M — $325M	$320	M
Non-GAAP adjusted EBITDA margins	11.7% — 13.0%	12.4%		13.1% — 13.4%	13.2%
Non-GAAP operating income	$60M — $70M	$65	M	$239M — $249M	$244	M
Non-GAAP operating income margins	9.8% — 11.1%	10.4%		9.9% — 10.3%	10.1%
Interest expense, net	($13M) — ($14M)	$(14	)M	($32M) — ($33M)	$(33	)M
Effective tax rate	23% — 25%	24%		22% — 24%	23%
Diluted share count	47.3M — 47.5M	47.4	M	47.3M — 47.5M	47.4	M
Non-GAAP earnings per a share	$0.66 — $0.82	$0.74		$3.45 — $3.61	$3.53

Engage Full Year 2022 outlook
	Fourth Quarter 2022	Fourth Quarter 2022		Full Year 2022	Full Year 2022
	Guidance	Mid-Point		Guidance	Mid-Point
Revenue	$506M — $516M	$511	M	$1,943M — $1,953M	$1,948	M
Non-GAAP adjusted EBITDA	$57M — $63M	$60	M	$242M — $248M	$245	M
Non-GAAP adjusted EBITDA margins	11.2% — 12.1%	11.7%		12.4% — 12.7%	12.6%
Non-GAAP operating income	$47M — $53M	$50	M	$179M — $185M	$182	M
Non-GAAP operating income margins	9.3% — 10.3%	9.8%		9.2% — 9.5%	9.3%

Digital Full Year 2022 outlook
	Fourth Quarter 2022	Fourth Quarter 2022		Full Year 2022	Full Year 2022
	Guidance	Mid-Point		Guidance	Mid-Point
Revenue	$114M — $122M	$118	M	$462M — $470M	$466	M
Non-GAAP adjusted EBITDA	$16M — $20M	$18	M	$73M — $77M	$75	M
Non-GAAP adjusted EBITDA margins	14.2% — 16.5%	15.4%		15.8% — 16.4%	16.1%
Non-GAAP operating income	$14M — $18M	$16	M	$61M — $65M	$63	M
Non-GAAP operating income margins	11.9% — 14.4%	13.2%		13.1% — 13.7%	13.4%

Investor Relations Contact	Address	Communications Contact
Paul Miller	9197 South Peoria Street	Tim Blair
paul.miller@ttec.com	Englewood, CO 80112	tim.blair@ttec.com
+1.303.397.8641		+1.303.397.9267

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income margins, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including asset impairment, restructuring and integration charges, cybersecurity incident-related costs, gains or losses on the sale of business units or other assets, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income margins, net income margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2022 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

●	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

●	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company’s Engage business delivers digital customer engagement, customer acquisition and growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The Company's 62,700 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Investor Relations Contact	Address	Communications Contact
Paul Miller	9197 South Peoria Street	Tim Blair
paul.miller@ttec.com	Englewood, CO 80112	tim.blair@ttec.com
+1.303.397.8641		+1.303.397.9267

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. In this release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.  Important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others, the risks related to our business operations and strategy, including the risks related to our strategy execution in a competitive market; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; risks inherent in the reliability of our information technology systems; risks related to our information technology infrastructure’s cybersecurity in general, and criminal activity such as ransomware, other malware and data exfiltration or destruction in particular, which can impact our ability to consistently deliver uninterrupted service to our clients; our dependence on third parties for our cloud solutions; risks inherent in our transition to a work from home environment; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; the risk related to our international operations; the risks related to legal and regulatory impact on our operations, including rapidly changing laws that regulate our and our clients’ business, such as data privacy and data protection laws, regulatory changes impacting our healthcare businesses, financial and public sector specific regulations, our ability to comply with these laws timely and cost effectively; and the cost of wage and hour litigation in the United States; the impact of the COVID-19 pandemic and post-pandemic economic and regulatory realities on our business and our clients’ business; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

Investor Relations Contact	Address	Communications Contact
Paul Miller	9197 South Peoria Street	Tim Blair
paul.miller@ttec.com	Englewood, CO 80112	tim.blair@ttec.com
+1.303.397.8641		+1.303.397.9267

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$592,453	$566,734	$1,785,429	$1,660,747

Operating Expenses:
Cost of services	450,454	447,786	1,361,179	1,236,769
Selling, general and administrative	75,226	67,426	206,831	181,483
Depreciation and amortization	27,117	25,280	80,061	70,655
Restructuring charges, net	1,113	485	4,261	2,612
Impairment losses	2,939	(268)	13,299	3,949
Total operating expenses	556,849	540,709	1,665,631	1,495,468

Income From Operations	35,604	26,025	119,798	165,279
Other income (expense), net	(6,100)	(45)	(8,218)	(4,570)
Income Before Income Taxes	29,504	25,980	111,580	160,709
Provision for income taxes	(4,489)	(7,939)	(19,797)	(35,271)
Net Income	25,015	18,041	91,783	125,438
Net income attributable to noncontrolling interest	(2,766)	(3,606)	(10,896)	(13,216)
Net Income Attributable to TTEC Stockholders	$22,249	$14,435	$80,887	$112,222

Net Income Per Share
Basic	$0.53	$0.38	$1.95	$2.68
Diluted	$0.53	$0.38	$1.94	$2.65
Net Income Per Share Attributable to TTEC Stockholders
Basic	$0.47	$0.31	$1.72	$2.39
Diluted	$0.47	$0.30	$1.71	$2.37

Income From Operations Margin	6.0%	4.6%	6.7%	10.0%
Net Income Margin	4.2%	3.2%	5.1%	7.6%
Net Income Attributable to TTEC Stockholders Margin	3.8%	2.5%	4.5%	6.8%
Effective Tax Rate	15.2%	30.6%	17.7%	21.9%

Weighted Average Shares Outstanding
Basic	47,207	46,984	47,087	46,857
Diluted	47,314	47,348	47,354	47,372

TTEC HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
TTEC Digital	$117,938	$124,086	$348,112	$295,668
TTEC Engage	474,515	442,648	1,437,317	1,365,079
Total	$592,453	$566,734	$1,785,429	$1,660,747

Income From Operations:
TTEC Digital	$8,070	$8,670	$25,296	$22,437
TTEC Engage	27,534	17,355	94,502	142,842
Total	$35,604	$26,025	$119,798	$165,279

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$172,274	$158,205
Accounts receivable, net	384,793	357,310
Other current assets	184,018	182,472
Total current assets	741,085	697,987

Property and equipment, net	181,343	168,404
Operating lease assets	93,658	90,180
Goodwill	805,592	739,481
Other intangibles assets, net	242,887	212,349
Other assets	90,472	88,403

Total assets	$2,155,037	$1,996,804

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$98,496	$70,415
Accrued employee compensation and benefits	141,220	156,324
Deferred revenue	90,916	95,608
Current operating lease liabilities	38,918	44,460
Other current liabilities	92,652	77,589
Total current liabilities	462,202	444,396

Long-term liabilities:
Line of credit	955,000	791,000
Non-current operating lease liabilities	69,269	64,419
Other long-term liabilities	88,547	102,648
Total long-term liabilities	1,112,816	958,067

Redeemable noncontrolling interest	55,696	56,316

Equity:
Common stock	472	470
Additional Paid in Capital	363,699	361,135
Treasury stock	(593,337)	(597,031)
Accumulated other comprehensive income (loss)	(151,904)	(98,426)
Retained earnings	888,880	856,065
Noncontrolling interest	16,513	15,812
Total equity	524,323	538,025

Total liabilities and equity	$2,155,037	$1,996,804

TTEC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash flows from operating activities:
Net income	$91,783	$125,438
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	80,061	70,655
Amortization of contract acquisition costs	1,345	575
Amortization of debt issuance costs	735	719
Imputed interest expense and fair value adjustments to contingent consideration	2,070	1,046
Provision for credit losses	1,561	(34)
Loss on disposal of assets	1,587	524
Impairment losses	13,299	3,949
Deferred income taxes	(8,216)	514
Excess tax benefit from equity-based awards	(1,256)	(5,284)
Equity-based compensation expense	13,240	11,969
Loss / (gain) on foreign currency derivatives	269	134
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(37,987)	48,816
Prepaids and other assets	38,594	(42,455)
Accounts payable and accrued expenses	1,483	19,406
Deferred revenue and other liabilities	(79,755)	(60,910)
Net cash provided by operating activities	118,813	175,062

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	189	42
Purchases of property, plant and equipment	(64,564)	(40,778)
Acquisitions	(142,420)	(481,718)
Net cash used in investing activities	(206,795)	(522,454)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	164,000	420,000
Payments on other debt	(2,568)	(5,288)
Payments of contingent consideration and hold back payments to acquisitions	(9,600)	(11,517)
Dividends paid to shareholders	(23,518)	(20,132)
Payments to noncontrolling interest	(9,562)	(8,059)
Tax payments related to the issuance of restricted stock units	(6,980)	(11,369)
Payments of debt issuance costs	-	(1,102)
Net cash used in financing activities	111,772	362,533

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(22,226)	(6,272)

Increase in cash, cash equivalents and restricted cash	1,564	8,869
Cash, cash equivalents and restricted cash, beginning of period	180,682	159,015
Cash, cash equivalents and restricted cash, end of period	$182,246	$167,884

TTEC HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$592,453	$566,734	$1,785,429	$1,660,747

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Income from Operations	$35,604	$26,025	$119,798	$165,279
Restructuring charges, net	1,113	485	4,261	2,612
Impairment losses	2,939	(268)	13,299	3,949
Grant income for pandemic relief	-	(131)	-	(8,175)
Cybersecurity incident related impact, net of insurance recovery	(6,833)	19,455	(3,164)	19,455
Software accelerated amortization	2,127	-	2,127	-
Write-off of acquisition related receivable	900	-	900	-
Equity-based compensation expenses	5,357	4,570	13,239	11,969
Amortization of purchased intangibles	9,041	9,269	28,131	22,752

Non-GAAP Income from Operations	$50,248	$59,405	$178,591	$217,841

Non-GAAP Income from Operations Margin	8.5%	10.5%	10.0%	13.1%

Depreciation and amortization	15,949	16,011	49,803	47,903
Changes in acquisition contingent consideration	2,070	-	2,070	1,046
Other Income (expense), net	3,946	3,288	11,317	3,537

Adjusted EBITDA	$72,213	$78,704	$241,781	$270,327

Adjusted EBITDA Margin	12.2%	13.9%	13.5%	16.3%

Reconciliation of Non-GAAP EPS:

Net Income	$25,015	$18,041	$91,783	$125,438
Add:Asset impairment and restructuring charges	4,052	217	17,560	6,561
Add:Equity-based compensation expenses	5,357	4,570	13,239	11,969
Add:Amortization of purchased intangibles	9,041	9,269	28,131	22,752
Add:Cybersecurity incident related impact, net of insurance recovery	(6,833)	19,455	(3,164)	19,455
Add:Software accelerated amortization	2,127	-	2,127	-
Add:Changes in acquisition contingent consideration	2,070	-	2,070	1,046
Add:Write-off of acquisition related receivable	900	-	900	-
Less:Grant income for pandemic relief	-	(131)	-	(8,175)
Less:Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(6,695)	(3,691)	(20,220)	(11,368)

Non-GAAP Net Income	$35,034	$47,730	$132,426	$167,678

Diluted shares outstanding	47,314	47,348	47,354	47,372

Non-GAAP EPS	$0.74	$1.01	$2.80	$3.54

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$25,015	$18,041	$91,783	$125,438
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,117	25,280	80,061	70,655
Other	(24,591)	(1,098)	(53,031)	(21,031)
Net cash provided by operating activities	27,541	42,223	118,813	175,062

Less - Total Cash Capital Expenditures	28,774	17,185	64,564	40,778

Free Cash Flow	$(1,233)	$25,038	$54,249	$134,284

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q3 22	Q3 21	Q3 22	Q3 21	YTD 22	YTD 21	YTD 22	YTD 21
Income from Operations	$27,534	$17,355	$8,070	$8,670	$94,502	$142,842	$25,296	$22,438
Restructuring charges, net	1,086	483	27	2	4,121	1,742	140	869
Impairment losses	2,728	133	211	(401)	13,088	4,350	211	(401)
Grant income for pandemic relief	-	(131)	-	-	-	(8,069)	-	(106)
Cybersecurity incident related impact, net of insurance recovery	(6,833)	19,221	-	234	(3,164)	19,221	-	234
Software accelerated amortization	1,702	-	425	-	1,702	-	425	-
Write-off of acquisition related receivable	-	-	900	-	-	-	900	-
Equity-based compensation expenses	3,507	3,472	1,850	1,098	8,746	8,505	4,493	3,464
Amortization of purchased intangibles	4,615	3,307	4,426	5,962	12,614	9,921	15,517	12,831

Non-GAAP Income from Operations	$34,339	$43,840	$15,909	$15,565	$131,609	$178,512	$46,982	$39,329

Depreciation and amortization	13,194	13,038	2,755	2,973	40,893	39,423	8,910	8,480
Changes in acquisition contingent consideration	2,070	-	-	-	2,070	1,046	-	-
Other Income (expense), net	3,321	3,204	625	84	10,415	3,482	902	55

Adjusted EBITDA	$52,924	$60,082	$19,289	$18,622	$184,987	$222,463	$56,794	$47,864